RSGA AND US HIGHLAND
ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") is by and between the Parties below. The effective date of this Agreement is March 31, 2010 ("Effective Date").

PARTIES

US Highland, Inc. ("USH")
17424 South Union Avenue
Mounds, OK 74047

RSGA International, Inc. ("RSGA")
1603 N. Canyon Road
Ogden, UT 84404

AGREEMENT

1.	Purchase Agreement.  For valuable consideration including the sum of $400,000 including $60,000 in cash (previously paid) and $340,000 in USH common stock at a mutually agreed basis of $3.40 per share for a total of 100,000 common shares (previously issued), USH agrees to purchase and RSGA agrees to sell all of the inventory and intellectual property assets of RSGA, including exclusive rights to the Omega Light IP, and inventory, but not the goodwill or existing consulting business.

a.	The Parties agree that USH may purchase all of the stock of RSGA at any time within the next 12 months for the sum of $100 in cash. In this event, the Parties agree to mutually cooperate in an audit of RSGA.

b.	USH will, at its discretion, set up an Oklahoma based wholly owned subsidiary of USH under the RSGA name.

2.	Governing Law; Venue; Arbitration. This Agreement shall be
governed by, and construed in accordance with, the substantive laws of the State of Oklahoma. Actions or proceedings litigated in connection with this Agreement, if any, shall be conducted exclusively in the state and federal courts located in the State of Oklahoma. Any dispute or controversy arising under or from this agreement, or related in any way whatsoever to this agreement, shall be resolved by arbitration before a three arbitrator panel in accord with the commercial rules of the American Arbitration Association. After delivery of the final payment to the Seller, the Governing Law and Venue shall change from Oklahoma to Idaho for any issues arising after the final payment which issues are not related to payments to the Seller or royalties to the Seller.

3.	Successors and Assigns. The representations and warranties made by the Parties are binding on the respective parties, successors, and assigns.

4.	Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which shall be deemed an original.

5.	Acceptance. This Agreement is not binding on either Party until signed by both parties.

6.	Severability and Precedence of this Agreement. If any provision of this agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Parties hereby agree by affixing their signatures below:

USH:							RSGA:

/s/Damian Riddoch                         /s/J. Darin Long
---------------------                     -----------------------
Authorized for USH				Authorized for RSGA